UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________________________________
FORM 8-K
_______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 28, 2017

______________________________________________________________________________________________
RealPage, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________________________________________

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2201 Lakeside Boulevard
Richardson, Texas 75082
(Address of principal executive offices, including zip code)

(972) 820-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

 ______________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Asset Purchase Agreement with On-Site Manager
On July 28, 2017, RealPage, Inc., a Delaware corporation (“RealPage”), and RP Newco XXII LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of RealPage (“Newco”), entered into an Asset Purchase Agreement (the “OS Purchase Agreement”) with On-Site Manager, Inc., a California corporation (“On-Site”), Relocation Services, Inc., a Wyoming corporation and wholly owned subsidiary of On-Site (“Relocation”), On-Site Data, Inc., a Wyoming corporation and wholly owned subsidiary of On-Site (“On-Site Data,” and together with On-Site and Relocation, the “Sellers”), certain other affiliated parties and significant stockholders of On-Site (collectively with the Sellers, the “Seller Parties”) and a designated representative of the Seller Parties. Pursuant to the OS Purchase Agreement and subject to the conditions set forth therein, Newco will acquire from the Sellers (the “Acquisition”) discrete assets (including the stock of certain entities) and liabilities that comprise substantially all of the existing business (collectively, the “Business”) of such Sellers, which consists of an online leasing platform that assimilates leads and converts them into leases for both the multifamily and single family housing industries.
Under the OS Purchase Agreement, RealPage will pay approximately $250 million in cash, subject to reduction for outstanding indebtedness and unpaid transaction expenses, and subject to working capital and other adjustments, in exchange for the Business. RealPage will retain a portion of the purchase price as a holdback to serve as security for the benefit of RealPage and its affiliates in respect of the indemnification obligations of the Seller Parties. Subject to any indemnification claims made, the majority of the holdback funds will be released to the Sellers on the first anniversary of the closing of the Acquisition, with any remaining holdback funds being released on the third anniversary of the closing of the Acquisition.
The OS Purchase Agreement contains customary representations and warranties and covenants of RealPage, Newco and the Seller Parties. The OS Purchase Agreement also contains customary closing conditions. The representations, warranties and covenants contained in the OS Purchase Agreement were made only for purposes of the OS Purchase Agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the OS Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the OS Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of RealPage, Newco or the Seller Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the OS Purchase Agreement, which subsequent information may or may not be fully reflected in RealPage’s public disclosures.
The OS Purchase Agreement includes certain termination rights that could be exercised by RealPage or the Seller Parties upon the occurrence of certain events, including the ability of RealPage or the Seller Parties to terminate the OS Purchase Agreement in the event that the Acquisition has not closed on or prior to September 26, 2017 (subject to extension for up to 180 days in the event that the expiration or termination of the waiting period under applicable antitrust laws has not occurred). No party may terminate the OS Purchase Agreement pursuant to the foregoing if the failure of the closing of the Acquisition to occur is due to the failure of such party to perform its obligations under the OS Purchase Agreement. In addition, either RealPage or the Seller Parties may terminate the OS Purchase Agreement if the other party breaches any representations, warranties, covenants or other agreements that would cause the obligations of such party not to be satisfied and such breach is not or cannot be cured within fifteen days following the breaching party’s receipt of written notice thereof.
The foregoing summary is qualified in its entirety by the full text of the OS Purchase Agreement, which RealPage will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Amendment to Asset Purchase Agreement with Rainmaker Group

On August 1, 2017, RealPage and the other parties to the Asset Purchase Agreement dated as of February 27, 2017, by and among The Rainmaker Group Holdings, Inc., a Georgia corporation (“Rainmaker”), RealPage and the other parties thereto (as previously amended, the “Rainmaker Purchase Agreement”), entered into a second amendment to the Rainmaker Purchase Agreement pursuant to which the parties agreed that RealPage will have the unilateral right to extend the Termination Date (as defined in the Rainmaker Purchase Agreement) beyond December 31, 2017 in the event that the U.S. Department of Justice files a complaint under applicable antitrust laws with respect to the transaction on or before December 31, 2017, and following consultation with counsel regarding the likelihood of a successful outcome of the litigation. Any such extension by RealPage will effectively extend the Termination Date by six months or the earlier of (i) such time as a federal court issues a final non-appealable order or takes any other action permanently restraining, enjoining or otherwise prohibiting the closing, or otherwise rules that the transaction violates applicable antitrust laws, or (ii) such date as RealPage notifies Rainmaker that it elects to terminate the extension. The amendment further provides that if RealPage does not elect to extend the Termination Date, either party shall have the right to terminate the Rainmaker Purchase Agreement within 20 days after the U.S. Department of Justice files a complaint under applicable antitrust laws. In the event RealPage elects to extend the Termination Date pursuant to the foregoing right, RealPage will pay one-half of Rainmaker’s legal and related fees and expenses reasonably incurred (from the date such extension is exercised to the Termination Date) in defending the transaction from any complaint filed pursuant to antitrust laws.

If the closing has not occurred by the Termination Date, either RealPage or Rainmaker may terminate the Rainmaker Purchase Agreement and abandon the transactions contemplated thereby unless the breach or failure to perform by such party of its obligations under the Rainmaker Purchase Agreement, or the failure to act in good faith, is the principal cause of, or resulted in, the failure of the transactions contemplated under the Rainmaker Purchase Agreement to be consummated on or before such Termination Date.

The foregoing description of the amendment to the Rainmaker Purchase Agreement is qualified in its entirety by the full text of such amendment, which RealPage will file with the SEC as an exhibit to a forthcoming periodic financial report.

Item 7.01.     Regulation FD Disclosure.

On August 2, 2017, RealPage issued a press release announcing that it had entered into the OS Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.
The information furnished under Item 7.01 of this Current Report on Form 8-K shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	RealPage, Inc. Press Release dated August 2, 2017

Exhibit 99.1 attached hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn Chief Executive Officer, President and Chairman

Date: August 2, 2017

Exhibit Index

Exhibit No.	Description
99.1	RealPage, Inc. Press Release dated August 2, 2017